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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    November 28, 2000



                              CATHAY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     0-18630                    95-4274680
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)

    777 North Broadway, Los Angeles, California                   90012
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (213) 625-4700

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On November 28, 2000, Cathay Bancorp, Inc. issued the following press release:

                CATHAY BANCORP, INC. ADOPTS SUCCESSOR RIGHTS PLAN

         Los Angeles, Calif., November 28: Cathay Bancorp, Inc. (NASDAQ:CATY),the holding company of Cathay Bank, today announced that its Board of Directors has adopted a successor Rights Agreement between the Company and American Stock Transfer and Trust Company, as Rights Agent, to succeed the Company's current rights agreement, which will expire at the close of business on December 20, 2000. The successor rights agreement is substantially similar to the rights agreement currently in effect. In general, the Rights become exercisable if, after December 20, 2000, a person or group acquires 15% or more of the Common Stock of the Company or announces a tender offer for 15% or more of the Common Stock. The Board of Directors will be entitled to redeem the Rights at one cent per Right at any time before any such person acquires 15% or more of the outstanding Common Stock.

         The Rights are not being distributed in response to any specific effort to acquire the Company. Like the Company's existing Rights, the Rights are designed to assure that all stockholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other tactics designed to gain control of the Company without paying all stockholders a fair price.

         If a person acquires 15% or more of the outstanding Common Stock of the Company (the "Acquiring Person"), each Right will entitle its holder to purchase, for an initial exercise price of $200, a number of shares of Common Stock having a market value at that time of twice the Right's exercise price. Rights held by the Acquiring Person will become void. If the Company is acquired in a merger or other business combination transaction after a person acquires 15% or more of the Company's Common Stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the Right's exercise price.

         The dividend distribution will be payable on January 19, 2001 to stockholders of record on December 20, 2000. The Rights will expire in ten years. The Rights distribution is not taxable to stockholders.

         Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include those described in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings it makes with the Securities and Exchange Commission from time to time. The Company has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 28, 2000
                                      Cathay Bancorp, Inc.



                                      By: /s/ ANTHONY M. TANG
                                         -----------------------------------
                                         Anthony M. Tang
                                         Chief Financial Officer





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